UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2026
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UL Solutions Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42012 (Commission File Number)	27-0913800 (I.R.S. Employer Identification Number)

333 Pfingsten Road Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 272-8800

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ULS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 20, 2026, UL Solutions Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.
Each of the director nominees listed below was elected, and Proposals 2 and 3 were approved.
Proposal 1:

	Votes For	Votes Withheld	Broker Non-Votes
Election of directors
Jennifer F. Scanlon	1,310,101,683	260,141	2,048,924
James M. Shannon	1,307,441,106	2,920,718	2,048,924
James P. Dollive	1,305,654,271	4,707,553	2,048,924
Marla C. Gottschalk	1,308,220,667	2,141,157	2,048,924
Friedrich Hecker	1,309,921,103	440,721	2,048,924
Charles W. Hooper	1,310,208,766	153,058	2,048,924
Kevin J. Kennedy	1,310,118,386	243,438	2,048,924
Vikram U. Kini	1,310,216,982	144,842	2,048,924
Sally Susman	1,308,607,604	1,754,220	2,048,924
Michael H. Thaman	1,310,218,496	143,328	2,048,924
Elisabeth Tørstad	1,305,888,685	4,473,139	2,048,924
George A.Williams	1,305,837,645	4,524,179	2,048,924
Proposal 2:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	1,311,567,266	114,687	728,795	—
Proposal 3:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of the Company’s named executive officers	1,309,460,219	871,530	30,075	2,048,924

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UL Solutions Inc.

Date: May 22, 2026	By:	/s/ Ryan D. Robinson
Ryan D. Robinson
Executive Vice President and Chief Financial Officer